EXHIBIT 99.1
                                                                    ------------

Val Heusinkveld                                Amy Childress
Extended Systems                               Extended Systems Media Relations
208-287-6276                                   208-287-6083
val.heusinkveld@extendedsystems.com            amy.childress@extendedsystems.com
-----------------------------------            ---------------------------------

      EXTENDED SYSTEMS REPORTS RECORD PROFITABILITY ON 39% YEAR-OVER-YEAR REVENUE GROWTH IN THIRD QUARTER OF FISCAL 2005 AND SETTLES LAWSUIT WITH
              AGILENT SINGAPORE AND SAMSUNG ELECTRONICS CO., LTD.

BOISE, Idaho--(May 3, 2005)--Extended Systems Incorporated (NASDAQ: XTND), a leading provider of mobile software solutions, today reported net revenue of $11.57 million for the third quarter of fiscal 2005 ended March 31, 2005. This represents increases of 39% over net revenue of $8.31 million for the third quarter of fiscal 2004 and 16% over net revenue of $9.94 million for the second quarter of fiscal 2005. The Company attributed the revenue growth to a combination of royalties and license fees from the sale of its Bluetooth(R) wireless technology software to Texas Instruments and revenue during the third quarter of fiscal 2005 from a partial payment received toward claims asserted in a lawsuit commenced by the Company against Agilent Singapore and Samsung Electronics Co., Ltd.

The Company reported net income of $2.2 million, or $0.14 per share, for the third quarter of fiscal 2005, compared to a net loss of $2.1 million, or $(0.14) per share, for the same quarter last year, and net income of $1.1 million, or $0.07 per share, for the second quarter of fiscal 2005. Income from operations was $2.5 million for the third fiscal quarter of 2005 compared to a loss from operations of $1.9 million for the same quarter last year and income from operations of $1.3 million for the second quarter of fiscal 2005. Cash and cash equivalents were $9.8 million as of March 31, 2005, compared to $5.1 million as of December 31, 2004 and $7.2 million at June 30, 2004.

"We are delighted to announce both strong revenue growth and the highest net income the Company has achieved since it went public in 1998," said Charles Jepson, president and CEO. "Our results this quarter reflect significant licensing transactions for our mobile device products. I believe our recent customer wins, including Texas Instruments and QUALCOMM, further establish Extended

Systems as a leading provider of technologies for mobile device and chipset manufacturers participating in the rapidly growing smartphone market," Jepson continued.

The Company also announced the resolution of the lawsuit against Agilent Technologies Singapore Pte. Ltd., a subsidiary of U.S.-based Agilent Technologies, Inc., Korea-based Samsung Electronics Co., Ltd., and two Samsung U.S. affiliates. In the lawsuit, the Company sought, among other things, to recover damages or unpaid royalties due as a result of Samsung's use of the Company's XTNDAccess(TM) IrDA Software Development Kit (SDK) and XTNDAccess(TM) IrFM SDK solutions ("Ir Software") in combination with Agilent transceiver products. Under the terms of the agreement between the parties, the Company entered into a royalty-bearing license with Samsung for future use of Ir Software. The Company also granted Samsung an option to purchase for a lump sum a two-year license to use the Company's Ir Software and its XTNDConnect PC software in Samsung cell phones. At the conclusion of the two-year paid up licenses, Samsung would have the option to continue to license the software at royalty rates not greater than those set out in the agreement. In addition to $1.5 million in payments received by the Company in March and April 2005 toward claims asserted in the lawsuit, the agreement also provides that Samsung and Agilent will pay the Company an additional $1.25 million by May 27, 2005, $2.0 million by August 31, 2005 and a final installment of $1.0 million by December 1, 2005.

"The agreement provides Samsung the opportunity to incorporate our XTNDConnect PC product into its cell phones. We believe this product will continue its success with major handset manufacturers as it provides functionality consumers increasingly expect. We are optimistic this agreement could open the door for a future business relationship with Samsung," said Jepson. "We appreciate the commitment and professionalism shown by Agilent and Samsung in resolving this dispute promptly and amicably once it came to the attention of senior management," Jepson added.

     OTHER HIGHLIGHTS INCLUDED:

     o Licensed the Company's Bluetooth protocol stack and profiles suite to Texas Instruments.
     o Announced that Novell has licensed Extended Systems' XTNDConnect PC desktop synchronization software. XTNDConnect PC has been incorporated into Novell's GroupWise PDA Connect product, giving Novell GroupWise users the ability to synchronize PIM data between a desktop and their Palm or Pocket PC device.
     o Entered into a licensing agreement with QUALCOMM for Extended Systems' Data Synchronization, Device Management and Infrared software for use in select QUALCOMM Code Division Multiple Access (CDMA) Mobile Station Modem(TM) (MSM(TM)) chipsets.

     o Announced the previous licensing of XTNDAccess IrDA short-range wireless software to Toshiba Corporation's Mobile Communications Company to implement infrared capabilities in mobile phones for distribution by Vodafone.

BUSINESS OUTLOOK

The Company said that it expects net revenue for the fourth fiscal quarter of 2005 to range between $10 million and $11 million, compared with $7.8 million for the same quarter last year. The Company expects operating expenses, including cost of license fees and royalties and cost of services, in a range of $9.3 million to $9.7 million for the fourth quarter, which would result in operating income ranging between $300,000 and $1.4 million, and net income ranging between $0.02 and $0.07 per fully diluted share. This outlook assumes diluted outstanding shares of 16.0 million. The estimates included in the Company's business outlook for the fourth fiscal quarter of 2005 are based on reporting revenue for the payments received pursuant to the agreement resolving the lawsuit with Agilent and Samsung as they are received. The Company has not finalized its revenue recognition treatment for these payments and its business outlook could be subject to upward revision once the revenue recognition treatment is finalized.

CONFERENCE CALL

Extended Systems will hold a conference call today at 5 p.m. Eastern to discuss its quarterly financial results, business highlights and outlook. Those wishing to participate should dial (866) 323-7215 for domestic callers and (706) 679-0866 for international callers and reference Conference ID number 5702877 at approximately 4:50 p.m. Eastern. At this time, management will answer questions concerning business and financial developments and trends, management's current view on revenue and earnings forecasts and other business and financial matters affecting Extended Systems.

A simultaneous live web cast and replay of the call will be available on the Extended Systems web site at www.extendedsystems.com/q3call. A replay of the call will also be available by telephone two hours after completion of the conference call through May 10, 2005. To hear the replay dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and enter Conference ID number 5702877.

ABOUT EXTENDED SYSTEMS

Extended Systems provides the expertise, strategy and solutions to help enterprise organizations streamline their business processes through mobile technology. The Company's OneBridge mobile solutions suite enables companies to mobilize critical enterprise applications such as e-mail, field service, sales force automation (SFA), enterprise resource planning (ERP) and customer relationship management (CRM). Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships. Founded in 1984, Extended Systems has offices and subsidiaries in the United States and worldwide. For more information, call 1-800-235-7576 or visit the Company web site.

                                       ###

This press release contains forward-looking statements, including statements relating to the Company's position as a leading provider of mobile software solutions, the prospect of future business opportunities with Samsung, the future success of the XTNDConnect PC product line, the Company's ongoing relationship with Texas Instruments, Novell, QUALCOMM and Toshiba Corporation, the Company's finalization of its revenue recognition method for payments received pursuant to the agreement resolving the lawsuit with Agilent and Samsung, and the Company's expectations concerning revenue, operating expenses, operating income, and earnings per share for the fourth quarter of fiscal 2005. These statements are subject to risks and uncertainties. These risks and uncertainties include the success of the Company's customer relationships and other key business relationships, overall economic conditions and the level of information technology spending by existing and potential customers, the timing of purchases by significant customers, the Company's ability to control costs, the perceived and realized benefits of mobile devices, the acceptance of specific industry-wide standards and protocols, the timely development and acceptance of new products and technologies, the risks associated with development of new products and product enhancements, the impact of competitive products and pricing, the risks associated with international sales and operations and other risks as detailed from time-to-time in the Company's SEC filings, including its 2004 Annual Report on Form 10-K filed on September 29, 2004 and its 2005 Quarterly Reports on Form 10-Q.

The Bluetooth word mark and logos are owned by the Bluetooth SIG, Inc. and any use of such marks by Extended Systems is under license. Other trademarks and trade names are those of their respective owners.

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,     NINE MONTHS ENDED MARCH 31,
                                                               --------------------------      --------------------------
                                                                  2005            2004            2005            2004
                                                               ----------      ----------      ----------      ----------
Revenue:
    License fees and royalties ...........................     $    9,437      $    6,076      $   22,878      $   18,904
    Services and other ...................................          2,135           2,231           6,481           5,465
                                                               ----------      ----------      ----------      ----------

         Total net revenue ...............................         11,572           8,307          29,359          24,369

Costs and expenses:
    Cost of license fees and royalties ...................            102             132             296             358
    Cost of services and other ...........................          1,197           1,062           3,144           3,200
    Amortization of identifiable intangibles .............             43             138             161             482
    Research and development .............................          2,081           1,824           5,702           4,988
    Marketing and sales ..................................          3,938           3,371          11,145          10,043
    General and administrative ...........................          1,642           1,355           4,372           4,004
    Restructuring charges ................................           --               117            --             1,446
    Patent litigation fees, license and settlement .......           --             2,080            --             3,425
    Non-cash stock compensation ..........................             38             169             477             337
                                                               ----------      ----------      ----------      ----------

        Total costs and expenses .........................          9,041          10,248          25,297          28,283
                                                               ----------      ----------      ----------      ----------
        Income (loss) from operations ....................          2,531          (1,941)          4,062          (3,914)
Other income (expense), net ..............................           (106)              4            (194)             46
Gain on sale of land .....................................           --              --              --             1,058
Interest expense .........................................           (126)           (139)           (392)           (318)
                                                               ----------      ----------      ----------      ----------

        Income (loss) before income taxes ................          2,299          (2,076)          3,476          (3,128)
Income tax provision .....................................            121               9             153              22
                                                               ----------      ----------      ----------      ----------

        Income (loss) from continuing operations .........          2,178          (2,085)          3,323          (3,150)

Income from discontinued operations, net of tax ..........           --              --              --                88
                                                               ----------      ----------      ----------      ----------
        Net income (loss) ................................     $    2,178      $   (2,085)     $    3,323      $   (3,062)
                                                               ==========      ==========      ==========      ==========



Earnings (loss) per share from continuing operations:
    Basic ................................................     $     0.14      $    (0.14)     $     0.22      $    (0.22)
    Diluted ..............................................     $     0.14      $    (0.14)     $     0.21      $    (0.22)

Earnings per share from discontinued operations:
    Basic ................................................     $     0.00      $     0.00      $     0.00      $     0.00
    Diluted ..............................................     $     0.00      $     0.00      $     0.00      $     0.00

Earnings (loss) per share:
    Basic ................................................     $     0.14      $    (0.14)     $     0.22      $    (0.22)
    Diluted ..............................................     $     0.14      $    (0.14)     $     0.21      $    (0.22)

Number of shares used in per share calculations:
    Basic ................................................         15,438          14,601          15,214          14,236
    Diluted ..............................................         15,860          14,601          15,461          14,236

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)
(UNAUDITED)

                                                                                       MARCH 31,       JUNE 30,
                                                                                         2005            2004
                                                                                      ----------      ----------
ASSETS
Current:
    Cash and cash equivalents ...................................................     $    9,756      $    7,225
    Receivables, net of allowances of $659 and $446 .............................          7,780           6,772
    Prepaid and other ...........................................................          1,170           1,449
                                                                                      ----------      ----------
        Total current assets ....................................................         18,706          15,446
Property and equipment, net .....................................................          4,869           4,331
Construction in progress ........................................................           --               384
Goodwill ........................................................................         12,489          12,489
Intangibles, net ................................................................            416             576
Other long-term assets ..........................................................            113             130
                                                                                      ----------      ----------
        Total assets ............................................................     $   36,593      $   33,356
                                                                                      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
    Accounts payable ............................................................     $    1,331      $    1,639
    Accrued expenses ............................................................          4,268           3,556
    Deferred revenue ............................................................          3,065           3,569
    Accrued restructuring .......................................................           --               116
    Current portion of long-term debt ...........................................           --               325
    Current portion of capital leases ...........................................             15              25
                                                                                      ----------      ----------
        Total current liabilities ...............................................          8,679           9,230

Non-current:
    Long-term debt ..............................................................          4,800           4,800
    Capital leases ..............................................................              9              17
    Other long-term liabilities .................................................            152             153
                                                                                      ----------      ----------
        Total non-current liabilities ...........................................          4,961           4,970
                                                                                      ----------      ----------
        Total liabilities .......................................................         13,640          14,200

Stockholders' equity:
    Preferred Stock; $0.001 par value per share, 5,000 shares authorized; no
        shares issued or outstanding ............................................           --              --
    Common stock; $0.001 par value per share, 75,000 shares authorized;
        15,576 and 15,078 shares issued and outstanding .........................             16              15
    Additional paid-in capital ..................................................         49,318          48,005
    Treasury stock; $0.001 par value per share, 4 and 0 common shares ...........           --              --
    Accumulated deficit .........................................................        (23,811)        (27,134)
    Unamortized stock-based compensation ........................................           (101)           (231)
    Accumulated other comprehensive loss ........................................         (2,469)         (1,499)
                                                                                      ----------      ----------
        Total stockholders' equity ..............................................         22,953          19,156
                                                                                      ----------      ----------
        Total liabilities and stockholders' equity ..............................     $   36,593      $   33,356
                                                                                      ==========      ==========